Exhibit 99.1

Water Desalination Capacity to Exceed 1.5 Million Cubic Meters per Day in North Africa with ERI PX Technology

New 120,000 m3/day (31.7 million US gallons per day) SWRO Plant in Algeria

SAN LEANDRO, Calif.--(BUSINESS WIRE)--December 11, 2008--Energy Recovery, Inc. (“ERI”) (NASDAQ:ERII), a global leader of ultra-high-efficiency energy recovery products and technology for desalination, announces another large-scale energy recovery contract for seawater reverse osmosis (SWRO) desalination in Algeria. The Fouka SWRO Desalination project is designed to produce 120,000 cubic meters per day (m3/day, 31.7 million US gallons per day (MGD)). It is scheduled to begin operation in early 2010.

The Fouka SWRO Desalination Plant will be located in Tipasa near the city of El Jazair on Algeria’s northern coast. The project is being developed by Acciona Agua of Spain and SNC Lavalin International of Canada on a 25 year build, own and operate (BOO) contract basis. The 138 ERI PX-220 energy recovery devices are expected to save nearly 13 MW of energy or over 113,000 MWh per year. In total, ERI is helping to produce over 1.5 million m3/day (396 MGD) of drinking water for the Algerian region alone, saving an estimated 440 MW of energy on an ongoing basis.

Recently, Acciona Agua as part of a consortium also contracted ERI’s PX technology for the Tordera desalination plant near Barcelona. Here, older turbine technology was replaced with advanced, more efficient PX Pressure Exchanger devices to save energy and increase plant production capacity.

Borja Blanco, ERI’s GM and VP, Mega Projects Division, stated, “This contract award, along with Tlemcen Souk Tleta, consolidate ERI as the preferred supplier of energy recovery devices in the Mediterranean basin. Eight major desalination projects have been awarded by different contractors in Algeria so far, and all of them with ERI PX technology. Using our energy recovery solution allows the Algerian government to provide affordable water to their constituents.”

About ERI®

Energy Recovery, Inc. (ERI) is a leading manufacturer of energy recovery devices which help make desalination affordable by significantly reducing energy consumption. ERI’s PX Pressure Exchanger® (PX®) device is a rotary positive displacement pump that recovers energy from the high pressure reject stream of SWRO systems at up to 98% efficiency with no downtime or scheduled maintenance.

The company has research, development and manufacturing facilities in the San Francisco technology corridor as well as direct sales offices and technical support centers in key desalination hubs such as Madrid, UAE, Shanghai and Florida. ERI service representatives are based in Algeria, Australia, China, India, Korea, Mexico, Taiwan and the Caribbean.

For more information on ERI and PX technology, please visit our web site at www.energyrecovery.com.

Note on Forward Looking Statements

This press release includes “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the timing of plant construction, availability of financing for new desalination plant construction, and the timing of obtaining various government approvals. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, delays or postponements in the construction of desalination plants, delays in governmental approvals, changes in customers’ budgets for desalination plans and the timing of their purchasing decision, and other risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements. For more details relating to the risks and uncertainties that could differ materially from those anticipated in our forward-looking statements, please refer to the Company's SEC filings, including its Form 424(b)4 Prospectus filed on July 2, 2008, and in particular, the risk factor sections of such filings.

CONTACT:
Energy Recovery Inc.
Audrey Bold, 510-483-7370